EXHIBIT 99.1

SENOMYX AND FIRMENICH TO COLLABORATE ON NOVEL FLAVORS THAT PROVIDE A COOLING TASTE EFFECT

•      Collaboration will utilize Senomyx’s validated cool receptor technology and Firmenich’s world leadership in the delivery of flavor and food ingredient solutions

•      New cooling flavor ingredients to be used in confectioneries, foods, beverages, oral care and OTC healthcare products

SAN DIEGO, CA AND GENEVA, SWITZERLAND, – January 3, 2008 – Senomyx, Inc. (NASDAQ: SNMX), a leading company focused on using proprietary technologies to discover and develop novel flavor ingredients for the packaged food and beverage industry, and Firmenich SA, the world’s largest privately-owned fragrance and flavor company, announced today that they have entered into a collaborative research, development, commercialization and license agreement for novel flavor ingredients intended to provide a cooling taste effect.

During the three-year collaborative period, Senomyx will use its proprietary screening technologies to discover and develop novel compounds that may be used by Firmenich on an exclusive basis worldwide as ingredients that impart a cool taste in flavor systems.  Firmenich has agreed to pay Senomyx research fees and specified payments upon the achievement of milestones.  Upon commercialization, Senomyx will be entitled to royalties.

“We are extremely pleased to establish this collaboration with Firmenich, a global leader in providing food ingredients and flavor systems to major consumer companies for use in their brands,” said Kent Snyder, President and Chief Executive Officer of Senomyx.  “After careful consideration, we determined that working with Firmenich could provide us with the best opportunity to maximize the long term revenue potential of our Cool Flavor Program.  We believe that Firmenich offers key strengths in the areas of product development, proprietary formulation systems, and manufacturing that may allow us to accelerate commercialization of the novel cool flavors we may discover.  In addition, we believe their capabilities and existing strong customer relationships may facilitate market acceptance for the use of these new flavors ingredients in confectioneries, foods and beverages, as well as oral care and OTC healthcare products.  It is noteworthy that Firmenich is well-established in both food and non-food consumer markets.”

Senomyx’s Cool Flavor Program, which has not been discussed previously, is an outgrowth of the Company’s efforts in numerous areas of taste research.  Senomyx has developed a proprietary high-throughput screening assay using the receptor associated with cool and menthol taste sensations.  The assay can be used to screen the Company’s extensive compound libraries for samples that impart a cool taste effect.   The assay has been validated through the identification of several compounds that provided a cool taste and appeared significantly more potent than menthol, WS-3, and other commonly used cooling agents in a threshold taste test for cooling.

Senomyx intends to use the assay to discover novel cooling flavors that meet the needs of Firmenich’s customers.

 “We are looking forward to gaining access to novel cooling flavors discovered by Senomyx,” commented Patrick Firmenich, Chief Executive Officer of Firmenich.  “Many currently available cooling agents have deficiencies that restrict their utility, including weak cooling characteristics, bitter off-tastes, limited solubility, and non-proprietary status.  Senomyx’s cutting-edge technologies provide a unique methodology for seeking new cooling flavor ingredients that do not have these drawbacks.  Furthermore, the combined use of our proprietary delivery systems should further enhance the benefits of the new cooling compounds in certain applications.  Our exclusive partnership is designed to allow Firmenich to have a competitive advantage in providing innovative cooling flavor systems to customers, and may expand our product offerings and market coverage.”

Conference Call

Senomyx will also host a conference call and live audio webcast at 11:30 a.m. Eastern Time (8:30 a.m. Pacific Time) today to discuss the Company’s new collaboration with Firmenich.  To participate in the live conference call, U.S. residents should dial toll free 877-604-9675, and international callers should dial 719-325-4908.

To access the live Internet broadcast or a subsequent archived recording, please log onto Senomyx’s website at http://www.senomyx.com and click on the “Investor Relations” tab.  The archived webcast will be available for 30 days following the presentation.  Please connect to Senomyx’s website prior to the start of the webcast to ensure adequate time to download any software that may be necessary.

About Senomyx, Inc. (www.senomyx.com)

Senomyx is a leading company focused on using proprietary taste receptor-based assays, screening technologies and optimization techniques to discover and develop novel flavors, flavor enhancers and taste modulators for the packaged food and beverage industry.  Senomyx’s current programs focus on the development of flavor ingredients in the savory, sweet, salt and bitter areas.  Senomyx has product discovery and development collaborations with six of the world’s leading packaged food and beverage companies: Ajinomoto Co., Inc., Cadbury Schweppes, Campbell Soup Company, The Coca-Cola Company, Nestlé SA, and Solae.

Firmenich Company Profile

Firmenich is not just the name of a Fragrance and Flavor company.  It is the name of a Family personally committed to its clients for more than 110 years. Combining experience with innovation, Firmenich is today the largest private company in its industry.

Firmenich is dedicated to creating high quality fragrances and flavors used by its customers in their consumer brands.  Quite often, the products Firmenich perfumes or flavors become bestsellers in world markets.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Senomyx’s ability to identify and develop novel flavor ingredients that provide a sufficiently potent cooling taste effect, the capabilities of Senomyx’s flavor ingredients; Senomyx’s ability, or Senomyx’s collaborators’ ability, to commercialize products incorporating Senomyx’s flavor ingredients in packaged foods and beverages and Senomyx’s right to receive research fees, milestone payments and royalties under its agreements with its collaborators. Risks that contribute to the uncertain nature of the forward-looking statements include: Senomyx is dependent on its product discovery and development collaborators for all of Senomyx’s revenue; Senomyx is dependent on its current and any future product discovery and development collaborators to develop and commercialize any flavor ingredients Senomyx may discover; Senomyx may be unable to develop flavor ingredients useful for formulation into products; Senomyx or its collaborators may be unable to obtain and maintain the regulatory approval required for flavor ingredients to be incorporated into products that are sold; even if Senomyx or its collaborators receive a regulatory approval and incorporate Senomyx flavor ingredients into products, those products may never be commercially successful; and Senomyx’s ability to compete in the flavor ingredients market may decline if Senomyx does not adequately protect its proprietary technologies. These and other risks and uncertainties are described more fully in Senomyx’s most recently filed SEC documents, including its Annual Report on Form 10-K, under the headings “Risks Related to Our Business” and “Risks Related to Our Industry.” All forward-looking statements contained in this press release speak only as of the date on which they were made. Senomyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts:

Senomyx

Gwen Rosenberg

Senomyx, Inc.

Vice President, Investor Relations & Corporate Communications

(858) 646-8369

gwen.rosenberg@senomyx.com

Firmenich

Karen Saddler

Firmenich, SA

Vice President Communication

corporate.communication@firmenich.com

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